Exhibit 99.1

DRI Corporation Announces Supply Agreement With Major Bus Manufacturer in South America

DALLAS--(BUSINESS WIRE)--May 4, 2010--DRI Corporation (NASDAQ:TBUS), a digital communications technology leader in the global surface transportation and transit security markets, noted today that the Company’s Mobitec AB (Mobitec) subsidiary in Herrljunga, Sweden, through the Mobitec Brazil Ltda subsidiary in Caxias do Sul, Brazil, has signed a supply agreement with a major bus vehicle manufacturer in South America.

David L. Turney, the Company’s Chairman of the Board and Chief Executive Officer, said: “As part of the new supply agreement, Mobitec Brazil Ltda will provide electronic destination sign systems to a major bus vehicle manufacturer in South America. The supply agreement is valid for one year and it may be renewed automatically each year thereafter for one additional year, unless terminated by either party. We anticipate that this supply agreement may generate several million dollars in annual revenue for the Company.”

Oliver Wels, the Company’s President and Chief Operating Officer, Global Operations, said: “Strategically, this supply agreement means we are cooperating very closely with one of the larger bus vehicle manufacturers in South America, which presently has production capacity of 30 city buses per day for the steadily growing South American transit market. We believe the bus vehicle manufacturer has strong ties in Brazil, Chile and other South American countries.”

ABOUT MOBITEC

Mobitec, a global supplier of electronic information display systems, is highly respected for its products, technology, service, and quality. Mobitec is based in Herrljunga, Sweden. It presently operates subsidiaries in Australia, Brazil, Germany and Singapore, as well as a joint venture in India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the global surface transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell® video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the development of new markets for Mobitec Brazil Ltda and the potential for increased revenue generated as a result of the new supply agreement in South America, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” “opinion,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties associated with the timing of the development of potential new South American markets for Mobitec Brazil Ltda and potential that the Company does not see the increased revenue expected to be generated as a result of the new supply agreement in South America; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed April 15, 2010, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
DRI Corporation Contact:
Veronica B. Marks
Vice President, Corporate Communications and Administration
Phone: (214) 378-4776
Fax: (214) 378-8437
E-Mail: ir@digrec.com